Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our audit report dated April 13, 2010, which is included in the annual report on Form 10-K of Freshwater Technologies, Inc. for the year ended December 31, 2009, in the Company's Registration Statement on Form S-8 (No. 333-164521) pertaining to the "2010 Non-Qualified Stock Plan".

/s/ "Manning Elliott LLP"

CHARTERED ACCOUNTANTS

Vancouver, Canada

April 15, 2010